                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                             HENRY SCHEIN, INC.,

                            HSI ACQUISITION CORP.

                                     and

                        SULLIVAN DENTAL PRODUCTS, INC.

                             Dated August 3, 1997



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                              TABLE OF CONTENTS
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ARTICLE I

         THE MERGER...............................................................................................1
         Section 1.1       The Merger.............................................................................1
         Section 1.2       Effective Time of the Merger...........................................................2
         Section 1.3       Closing................................................................................2

ARTICLE II

         THE SURVIVING CORPORATION................................................................................2
         Section 2.1       Articles of Incorporation..............................................................2
         Section 2.2       By-Laws................................................................................2
         Section 2.3       Directors and Officers of Surviving Corporation........................................2

ARTICLE III

         CONVERSION OF SHARES.....................................................................................3
         Section 3.1       Exchange Ratio.........................................................................3
         Section 3.2       Exchange of Company Common Stock; Procedures...........................................3
         Section 3.3       Dividends; Transfer Taxes, Escheat.....................................................4
         Section 3.4       No Fractional Securities...............................................................4
         Section 3.5       Closing of Company Transfer Books......................................................5
         Section 3.6       Further Assurances.....................................................................5

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................5
         Section 4.1       Organization...........................................................................5
         Section 4.2       Capitalization.........................................................................6
         Section 4.3       Company Subsidiaries...................................................................6
         Section 4.4       Authority Relative to this Agreement...................................................7
         Section 4.5       Consents and Approvals; No Violations..................................................7
         Section 4.6       Reports and Financial Statements.......................................................8
         Section 4.7       Absence of Certain Changes or Events; Material Contracts...............................8
         Section 4.8       Litigation.............................................................................8
         Section 4.9       Absence of Undisclosed Liabilities.....................................................9
         Section 4.10      No Default.............................................................................9
         Section 4.11      Taxes..................................................................................9
         Section 4.12      Title to Properties; Encumbrances.....................................................10
         Section 4.13      Intellectual Property.................................................................11
         Section 4.14      Compliance with Applicable Law........................................................11
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                                      i

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         Section 4.15      Information in Disclosure Documents and Registration Statement........................12
         Section 4.16      Employee Benefit Plans; ERISA.........................................................12
         Section 4.17      Environmental Laws and Regulations....................................................14
         Section 4.18      Vote Required.........................................................................14
         Section 4.19      Opinion of Financial Advisor..........................................................15
         Section 4.20      Accounting Matters....................................................................15
         Section 4.21      WBCL Sections 1131, 1134 and 1141.....................................................15
         Section 4.22      Labor Matters.........................................................................15
         Section 4.23      Affiliate Transactions................................................................15
         Section 4.24      Brokers...............................................................................15
         Section 4.25      Tax Matters...........................................................................16
         Section 4.26      Accounts Receivable...................................................................16
         Section 4.27      Inventory.............................................................................16

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT................................................................16
         Section 5.1       Organization..........................................................................16
         Section 5.2       Capitalization........................................................................17
         Section 5.3       Authority Relative to this Agreement..................................................17
         Section 5.4       Consents and Approvals No Violations..................................................18
         Section 5.5       Reports and Financial Statements......................................................18
         Section 5.6       Absence of Certain Changes or Events; Material Contracts..............................18
         Section 5.7       Litigation............................................................................19
         Section 5.8       Absence of Undisclosed Liabilities....................................................19
         Section 5.9       No Default............................................................................19
         Section 5.10      Compliance with Applicable Law........................................................19
         Section 5.11      Information in Disclosure Documents and Registration Statement........................19
         Section 5.12      Vote Required.........................................................................20
         Section 5.13      Opinion of Financial Advisor..........................................................20
         Section 5.14      Accounting Matters....................................................................20
         Section 5.15      Brokers...............................................................................20
         Section 5.16      Acceleration of Parent Stock Options..................................................21
         Section 5.17      Parent Subsidiaries...................................................................21
         Section 5.18      Taxes.................................................................................21
         Section 5.19      Title to Properties; Encumbrances.....................................................22
         Section 5.20      Intellectual Property.................................................................22
         Section 5.21      Employee Benefit Plans; ERISA.........................................................23
         Section 5.22      Environmental Laws and Regulations....................................................24
         Section 5.23      Labor Matters.........................................................................25
         Section 5.24      Affiliate Transactions................................................................25
         Section 5.25      Tax Matters...........................................................................25
         Section 5.26      Accounts Receivable...................................................................25
         Section 5.27      Inventory.............................................................................26
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ARTICLE VI

         CONDUCT OF BUSINESS PENDING THE MERGER..................................................................26
         Section 6.1       Conduct of Business by the Company Pending the Merger.................................26
         Section 6.2       Conduct of Business by Parent Pending the Merger......................................27
         Section 6.3       Conduct of Business of Sub............................................................28

ARTICLE VII

         ADDITIONAL AGREEMENTS...................................................................................28
         Section 7.1       Access and Information................................................................28
         Section 7.2       No Solicitation.......................................................................29
         Section 7.3       Registration Statement................................................................30
         Section 7.4       Proxy Statements; Stockholder Approvals...............................................30
         Section 7.5       Compliance with the Securities Act....................................................31
         Section 7.6       Reasonable Best Efforts...............................................................31
         Section 7.7       Irrevocable Proxy and Termination Rights Agreement....................................32
         Section 7.8       Company Stock Options.................................................................32
         Section 7.9       Public Announcements..................................................................33
         Section 7.10      Expenses..............................................................................33
         Section 7.11      Listing Application...................................................................33
         Section 7.12      Supplemental Disclosure...............................................................33
         Section 7.13      Letters of Accountants................................................................34
         Section 7.14      Directors of Parent...................................................................34
         Section 7.15      Indemnification.......................................................................34
         Section 7.16      Solicitation of Employees and Representatives.  ......................................35

ARTICLE VIII

         CONDITIONS TO CONSUMMATION OF THE MERGER................................................................35
         Section 8.1       Conditions to Each Party's Obligation to Effect the Merger............................35
         Section 8.2       Conditions to Obligations of Parent and Sub to Effect the Merger......................36
         Section 8.3       Conditions to Obligation of the Company to Effect the Merger..........................37

ARTICLE IX

         TERMINATION.............................................................................................38
         Section 9.1       Termination...........................................................................38
         Section 9.2       Effect of Termination.................................................................40

ARTICLE X

         GENERAL PROVISIONS......................................................................................41
         Section 10.1      Amendment and Modification............................................................41
         Section 10.2      Waiver................................................................................41
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         Section 10.3      Survivability; Investigations.........................................................41

         Section 10.4      Notices...............................................................................41
         Section 10.5      Descriptive Headings; Interpretation..................................................42
         Section 10.6      Entire Agreement; Assignment..........................................................42
         Section 10.7      Governing Law.........................................................................43
         Section 10.8      Severability..........................................................................43
         Section 10.9      Counterparts..........................................................................43
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                                      iv

                         AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated August 3, 1997, by and among Henry Schein, Inc., a Delaware corporation ("Parent"), HSI Acquisition Corp., a Wisconsin corporation and wholly-owned subsidiary of Parent ("Sub"), and Sullivan Dental Products, Inc., a Wisconsin corporation (the "Company").

                  The Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of Sub with and into the Company in accordance with the terms of this Agreement, the General Corporation Law of the State of Delaware (the "DGCL") and the Wisconsin Business Corporation Law (the "WBCL").

                  Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain holders of shares of the common stock, par value $.01 per share (the "Company Common Stock"), of the Company are entering into an agreement with Parent and Sub in the form attached hereto as Exhibit A (the "Irrevocable Proxy and Termination Rights Agreement") granting Parent the right to vote such shares of the Company Common Stock and granting Parent the right to receive a portion of the proceeds from the sale of such shares under certain circumstances in accordance with the terms set forth in the Irrevocable Proxy and Termination Rights Agreement.

                  For federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

                  In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                  ARTICLE I

                                  THE MERGER

                  Section 1.1 The Merger. In accordance with the provisions of this Agreement, the DGCL and the WBCL, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company (the "Merger"), the separate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin. The Merger shall have the effects set forth in Section 1106 of the WBCL.

                  Section 1.2       Effective Time of the Merger.  The Merger

shall become effective at the time of filing of or at such later time specified in, a properly executed Certificate of Merger, in the form required by and executed in accordance with the WBCL, filed with the Secretary of State of the State of Wisconsin in accordance with the provisions of Chapter 180 of the WBCL. Such filing shall be made as soon as practicable after the Closing (as defined in Section 1.3). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

                  Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, at 10:00 a.m., on the day on which all of the conditions set forth in Article VIII are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree (such date, the "Closing Date").


                                  ARTICLE II

                          THE SURVIVING CORPORATION

                  Section 2.1 Articles of Incorporation. The Articles of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Sullivan Dental Products, Inc."

                  Section 2.2 By-Laws. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

                  Section 2.3       Directors and Officers of Surviving
Corporation.

                  (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                  (b) The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                 ARTICLE III

                             CONVERSION OF SHARES

                  Section 3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 3.1(b)) shall be converted into the right to receive 0.735 (the "Exchange Ratio") of a share of the common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), payable upon the surrender of the certificate formerly representing such share of Company Common Stock.

                  (b) All shares of Company Common Stock that are held by the Company as treasury shares shall be cancelled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Each share of Common Stock, par value $.01 per share, of Sub (the "Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (d) Each outstanding option to purchase Company Common Stock issued by the Company (each, a "Company Stock Option") shall be assumed by Parent as more specifically provided in Section 7.8.

                  Section 3.2       Exchange of Company Common Stock;
                                    Procedures.

                  (a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall cause the Transfer Agent to deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

                  (b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") that were converted pursuant to Section 3.1 into the right to receive shares of Parent Common Stock (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation (or delivery of such customary affidavit with respect to a lost Certificate as the

Exchange Agent may reasonably require) to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article III and (y) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.4, after giving effect to any required tax withholdings, and the Certificate so surrendered (or with respect to which a lost Certificate affidavit has been delivered as provided above) shall forthwith be cancelled.
In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Article III.

                  Section 3.3 Dividends; Transfer Taxes, Escheat. No dividends or distributions that are declared on shares of Parent Common Stock will be paid to persons entitled to receive certificates representing shares of Parent Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Common Stock who have not theretofore complied with this Article III shall look thereafter only to the Surviving Corporation for the shares of Parent Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article
III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Common Stock for any shares of Parent Common Stock, any dividends or distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  Section 3.4 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates will be entitled to receive, and Parent will timely provide (or cause to be provided) to the Exchange Agent sufficient funds to make, a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Parent Common Stock on the NASDAQ National Market ("NASDAQ") for the five trading days immediately preceding the Effective Time. It is understood (i) that the payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration and (ii) that no holder of Company Common Stock will receive cash in lieu of fractional shares of Parent Common Stock in an amount greater than the value of one full share of Parent Common Stock.

                  Section 3.5 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III.

                  Section 3.6 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:


                  Section 4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect, individually or in the aggregate, on the financial condition, results of operations, assets, liabilities or properties of the Company and its Subsidiaries taken as a whole, or on the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement (a "Company Material Adverse Effect"). As used in this Agreement, the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

                  Section 4.2       Capitalization.

                  (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, par value $.01 per share of the Company (the "Company Preferred Stock"). As of July 31, 1997, (i) approximately 10,027,951 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) Company Stock Options to acquire approximately 1,766,775 shares of Company Common Stock were outstanding under all stock option plans of the Company, and (iv) approximately 2,435,550 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Options and all other employee benefit plans of the Company. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.

                  (b) Except as disclosed in this Section 4.2 or as set forth on Schedule 4.2(b), (i) there is no outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "Rights") to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding, authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries or to require the Company or any of its Subsidiaries to purchase any such security, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries. The conversion of the Company Stock Options provided for in Section 7.8 of this Agreement is in accordance with the respective terms of the Company Stock Options and the plans under which they were issued.

                  (c)      Since December 31, 1995, except as set forth on
Schedule 4.2(c), the Company has not in any manner accelerated or provided for the acceleration of the vesting or exercisability of, or otherwise modified the terms and conditions applicable to, any of the Company Stock Options, whether set forth in the governing stock option plans of the Company, a stock option grant, award or other agreement or otherwise. Except as set forth on Schedule 4.2(c), none of the awards, grants or other agreements pursuant to which Company Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" events.

                  Section 4.3       Company Subsidiaries.  Schedule 4.3
contains a complete and accurate list of all Subsidiaries of the Company.
Each Subsidiary of the Company that is a corporation is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary of the Company that is a partnership or limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation. Each Subsidiary of the Company has the corporate, partnership or limited liability company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation, foreign partnership or a foreign limited liability company, as the case may be, authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of the Subsidiaries of the Company that are corporations are validly issued, fully paid and nonassessable. Except as set forth in the Company SEC Reports (as hereinafter defined), all of the outstanding shares of capital stock of, or other membership or ownership interests in, each Subsidiary of the Company are owned by the Company or a Subsidiary of the Company, in each case free and clear of any liens, pledges, security interests, claims, charges or other encumbrances of any kind whatsoever ("Liens").

                  Section 4.4 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by

Section 7.4(a) with respect to this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  Section 4.5 Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except in connection with, or in order to comply with, the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws, the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD") and the filing and recordation of a Certificate of Merger as required by the WBCL, (iii) except as set forth on
Schedule 4.5, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any material law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company, any of its Subsidiaries or any of their properties or assets.

                  Section 4.6 Reports and Financial Statements. The Company has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since January 1, 1995 (collectively, the "Company SEC Reports"), and has previously made available to Parent true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except as otherwise noted therein) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates, and for the respective periods, presented therein, except that in the case of the unaudited consolidated financial statements included in any Form 10-Q, the presentation and disclosures conform with the applicable rules of the Exchange Act, but include all adjustments necessary to conform to GAAP requirements with respect to interim financial statements. Except as set forth on Schedule 4.6, since January 1, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its consolidated Subsidiaries. References in this Agreement to the Company's consolidated financial statements shall be deemed to include the Company's financial statements with respect to any period or as of any date during which or which the Company did not have any consolidated Subsidiaries.

                  Section 4.7 Absence of Certain Changes or Events; Material Contracts. Except as set forth on Schedule 4.7 or the Companys SEC Reports, since December 31, 1996 (i) neither the Company nor any of its Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.1 and (ii) there has not been any fact, event, circumstance or change affecting or relating to the Company or any of its Subsidiaries which has had or is reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 4.7, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any material Contract to which Parent or any of its Subsidiaries is a party.

                  Section 4.8 Litigation. Except for litigation disclosed on Schedule 4.8, in the notes to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 or in the Company SEC Reports filed subsequent thereto, there is no suit, action, proceeding or investigation pending or, to the Actual Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, the outcome of which is reasonably likely to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity outstanding against the Company or any of its Subsidiaries having, or which is reasonably likely to have a Company Material Adverse Effect. The term Actual Knowledge of the Company shall mean the actual knowledge of any of Robert J. Sullivan, Robert E. Doering, Timothy J. Sullivan, Kevin J. Ackeret, Geoffrey A. Reichardt, David A. Steck and Kenneth A. Schwing.

                  Section 4.9       Absence of Undisclosed Liabilities.  Except

for liabilities or obligations which are accrued or reserved against in the Company's consolidated financial statements (or disclosed in the notes thereto) included in the Company SEC Reports or which were incurred after December 31, 1996 in the ordinary course of business and consistent with past practice, and except as set forth on Schedule 4.9, none of the Company and its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or disclosed in the notes thereto) or which may, to the Actual Knowledge of the Company, have a Company Material Adverse Effect.

                  Section 4.10      No Default.  Except as set forth on
Schedule 4.10, neither the Company nor any Subsidiary of the Company is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter, by-laws or comparable organizational documents,
(ii) any material Contract to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or
(iii) any material order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries.

                  Section 4.11      Taxes.

                  (a) The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and its Subsidiaries for each of the Company's years ended December 31, 1995, 1994, 1993 and 1992, inclusive. Except as set forth on Schedule 4.11, the Company has duly filed, and each Subsidiary has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by the Company or any of its Subsidiaries. All such Tax Returns are true, correct and complete, in all material respects, and the Company and its Subsidiaries have duly paid, all Taxes (as hereinafter defined) shown on such Tax Returns and has made adequate provision for payment of all accrued but unpaid material Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. Except as set forth on Schedule 4.11, all material deficiencies assessed as a result of any examination of Tax Returns of the Company or any of its Subsidiaries by federal, state, local or foreign tax authorities have been paid or reserved on the financial statements of the Company in accordance with GAAP consistently applied, and true, correct and complete copies of all revenue agent's reports, "30-day letters," or "90-day letters" or similar written statements proposing or asserting any Tax deficiency against the Company or any of its Subsidiaries for any open year have been heretofore delivered to Parent. The Company has heretofore delivered or will make available to Parent true, correct and complete copies of all written tax-sharing agreements and written descriptions of all such unwritten agreement or arrangements to which the Company or any of its Subsidiaries is a party. Except as set forth in Schedule 4.11, no material issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed material deficiency for any other period not so examined. Except as disclosed in
Schedule 4.11 hereof, neither the Company nor any of its Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for any material Taxes. The consolidated federal income tax returns of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service (the "Service") for all years through 1987. Except as set forth in Schedule 4.11, (i) neither the Company nor any of the Company Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code; (ii) no consent has been filed under Section 341(f) of the Code with respect to any of the Company or the Subsidiaries of the Company; (iii) neither the Company nor any of the Subsidiaries of the Company has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and (iv) neither the Company nor any of the Subsidiaries of the Company has issued or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code. The Company and each Subsidiary of the Company have complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                  (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, duties, imposts or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, gains, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

                  Section 4.12 Title to Properties; Encumbrances. Except as described in the following sentence, each of the Company and its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the balance sheet of the Company as of March 31, 1997 included in the Company's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since March 31, 1997). None of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), except (i) as specifically set forth in the Company SEC Reports and (ii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of any of the Company and its Subsidiaries.

                  Section 4.13      Intellectual Property.

                  (a) Except as set forth on Schedule 4.13(a), the Company and its Subsidiaries are the sole and exclusive owners of all material patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, rights in computer software and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use in connection with the businesses of the Company or any of its Subsidiaries as currently conducted (collectively, the "Intellectual Property"), free and clear of all Liens except as set forth on Schedule 4.13(a) and except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Intellectual Property subject thereto and do not impair the operations of any of the Company and its Subsidiaries.

                  (b) All grants, registrations and applications for Intellectual Property that are used in and are material to the conduct of the Business (as hereinafter defined) (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no grant, registration or license therefor is the subject of any legal or governmental proceeding before any registration authority in any jurisdiction.

                  (c) Each of the Company and its Subsidiaries owns or has the right to use all of the material Intellectual Property used by it or held for use by it in connection with its business. To the Actual Knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. The conduct of the businesses of the Company and its Subsidiaries as currently conducted (collectively, the "Business") does not conflict with or infringe in any way any proprietary right of any third party, which conflict or infringement would have a Company Material Adverse Effect, and there is no claim, suit, action or proceeding pending or, to the Actual Knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

                  Section 4.14 Compliance with Applicable Law. Except as set forth on Schedule 4.14 or as disclosed in the Company SEC Reports, (i) the Company and its Subsidiaries hold, and are in compliance with the terms of, all material permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the current and proposed conduct of their respective businesses ("Company Permits"), except for failures to hold or to comply with such permits, licenses, exemptions, orders and approvals which would not have a

Company Material Adverse Effect, (ii) no fact exists or event has occurred, and no action or proceeding is pending or, to the Actual Knowledge of the Company threatened, that has a reasonable possibility of resulting in a revocation, nonrenewal, termination, suspension or other material impairment of any material Company Permits, (iii) the businesses of the Company and its Subsidiaries are not being conducted in material violation of any applicable law, ordinance, regulation, judgment, decree or order of any Governmental Entity ("Applicable Law"), and (iv) to the Actual Knowledge of the Company (x) no investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or threatened, and (y) no Governmental Entity has indicated an intention to conduct the same.

                  Section 4.15 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by or on behalf of the Company for inclusion in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the joint proxy statement to be distributed in connection with Parent's and the Company's meetings of stockholders to vote upon this Agreement (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective, at the time of the filing of any post-effective amendment thereto and at the Effective Time, and, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the respective times of the meetings of stockholders of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or its representatives for inclusion in the Proxy Statement or with respect to information concerning Parent or any of its Subsidiaries incorporated by reference in the Proxy Statement.

                  Section 4.16      Employee Benefit Plans; ERISA.

                  (a) Schedule 4.16 hereto sets forth a true and complete list of each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and any other material employee benefit plan, arrangement or agreement, that is maintained, or was maintained at any time during the five (5) calendar years preceding the date of this Agreement (the "Company Plans"), by the Company or by any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA or under Section 414(b), (c), (m) or
(o) of the Code.  True and complete copies of each of the Company Plans and related documents have been delivered to the Parent.

                  (b) Each of the Company Plans is and has been maintained and operated in compliance with its terms and applicable law, including without limitation, ERISA and the Code; each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and has been qualified since its inception.

                  (c) None of the Company, any Company ERISA Affiliate, or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation any, "multiemployer plan" (within the meaning of Sections (3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), or any single employer pension plan and no Company Plan is a multiple employer plan described in Section 413 of the Code. All contributions or other amounts payable by the Company as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. There are no pending, threatened or, to the Actual Knowledge of the Company, anticipated claims, lawsuits, arbitrations or other actions (other than non-material routine claims for benefits) by, on behalf of or against any of the Company Plans, any trustee or fiduciaries thereof or any trusts related thereto. No Company Plan currently is under audit or investigation by the Internal Revenue Service, U.S. Department of Labor, or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty. With respect to each Company Plan that is funded mostly or partially through an insurance policy, neither the Company nor any Company ERISA Affiliate has any material liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent material liability arising wholly or partially out of events occurring on or before the Effective Time.

                  (d) Neither the Company nor any Company ERISA Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Company ERISA Affiliate, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust that is a "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, other than a prohibited transaction that has been corrected and with respect to which all taxes and penalties have been paid prior to the date hereof. Except as set forth on Schedule 4.16, no Company Plan provides benefits (whether or not insured), with respect to current or former employees of the Company or any Company ERISA Affiliate beyond their retirement or other termination of service other than benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, qualified under Section 401(a) of the Code or under Section 4980B of the Code. Neither the Company, any Company ERISA Affiliate, nor any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement, or arrangement, or to modify or change any existing Company Plan. The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, shareholder, or beneficiary of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. Neither the Company nor any Company ERISA Affiliate has any material unfunded liabilities pursuant to any Company Plan that is not intended to be qualified under Section 401(a) of the Code.

                  Section 4.17      Environmental Laws and Regulations.

                  (a) Except as set forth on Schedule 4.17(a): (i) the Company and its Subsidiaries are and have been, in all material respects, in compliance with, and there are no outstanding written allegations or, to the Actual Knowledge of the Company, oral allegations by any person or entity that the Company or its Subsidiaries has not been in compliance with, all material applicable laws, rules, regulations, common law, ordinances, decrees, orders or other binding legal requirements relating to pollution (including the treatment, storage and disposal of hazardous wastes or materials and the remediation of releases and threatened releases of hazardous materials or wastes), the preservation of the environment, and the exposure to hazardous wastes or materials in the environment or work place ("Environmental Laws") and (ii) the Company and its Subsidiaries currently hold all material permits, licenses, registrations and other governmental authorizations (including exemptions, waivers, and the like) and financial assurance required under Environmental Laws for the Company and its Subsidiaries to operate their businesses as currently conducted.

                  (b) Except as set forth on Schedule 4.17(b), (i) there is no friable asbestos-containing material in or on any real property currently owned, leased or operated by the Company or its Subsidiaries and (ii) there are and, to the Actual Knowledge of the Company, have been no underground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, injection wells or other land disposal units in or on any property currently owned, leased or operated by the Company or its Subsidiaries.

                  (c) Except as set forth on Schedule 4.17(c), (i) neither the Company nor its Subsidiaries has received (x) any written communication from any person stating or alleging that any of them may be a potentially responsible party under any Environmental Law (including, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended) with respect to any actual or alleged environmental contamination or
(y) any request for information under any Environmental Law from any Governmental Entity with respect to any actual or alleged material environmental contamination; and (ii) neither the Company, nor its Subsidiaries nor any Governmental Entity is conducting or has conducted (or, to the Actual Knowledge of the Company, is threatening to conduct) any environmental remediation or investigation.

                  (d) To the Actual Knowledge of the Company, all real properties formerly owned, used, leased, occupied, managed or operated by the Company or its Subsidiaries complied, in all material respects, with the Environmental Laws during the Company's or its Subsidiaries' tenure thereat, and there are no environmental liabilities associated therewith that are reasonably likely to result in a Company Material Adverse Effect.

                  Section 4.18 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) approved this Agreement and the Irrevocable Proxy and Termination Rights Agreement, (ii) determined that the transactions contemplated hereby and thereby are fair to and in the best interests of the holders of Company

Common Stock and (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption. The resolutions of the Company's Board of Directors taking the actions described in the preceding sentence have not been rescinded, withdrawn, amended or otherwise modified, remain in full force and effect, and constitute the only action of such Board of Directors with respect to the Merger or the other transactions contemplated by this Agreement.

                  Section 4.19 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Cleary Gull Reiland & McDevitt, Inc. ("Cleary Gull"), dated August 1, 1997, substantially to the effect that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view, a copy of which opinion has been delivered to Parent.

                  Section 4.20 Accounting Matters. None of the Company, any of its Subsidiaries or, to the Actual Knowledge of the Company, any of their respective directors, officers or stockholders, has taken any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases pursuant thereto and the pronouncements of the SEC.

                  Section 4.21 WBCL Sections 1131, 1134 and 1141. Prior to the date hereof, the Board of Directors of the Company has approved this Agreement and the Irrevocable Proxy and Termination Rights Agreement, and the Merger and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger and any of such other transactions the provisions of Sections 1131, 1134 and 1141 of the WBCL.

                  Section 4.22 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other understanding with a labor union or labor organization and, to the Actual Knowledge of the Company, there is no activity involving any employees of the Company or its Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                  Section 4.23      Affiliate Transactions.  Except as set
forth in Schedule 4.23 or as disclosed in the Company SEC Reports, there are no, and since January 1, 1996 there have not been any, material Contracts or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                  Section 4.24 Brokers. Except for its financial advisor, Cleary Gull, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and the Company has disclosed to Parent the material terms of the agreement pursuant to which Cleary Gull is entitled to its fee.

                  Section 4.25 Tax Matters. The Company knows of no fact or circumstance which is reasonably likely to cause the Merger to be treated other than as a tax-free reorganization under Section 368(a) of the Code.

                  Section 4.26 Accounts Receivable. All of the accounts and notes receivable of the Company and its Subsidiaries set forth on the books and records of the Company (net of the applicable reserves reflected on the books and records of the Company and in the financial statements included in the Company SEC Reports) (i) represent sales actually made in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arms length transactions, (ii) constitute valid claims, and (iii) are good and collectible at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset and have been or will be collected in the ordinary course of business and consistent with past experience.

                  Section 4.27 Inventory. All inventory of the Company and its Subsidiaries is (net of the applicable reserves reflected on the books and records of the Company and in the financial statements included in the Company SEC reports) of merchantable quality, free of defects in workmanship or design and is usable and saleable at normal profit margins and in accordance with historical sales practices in the ordinary course of the business of the Company and its Subsidiaries. The inventory (net of such reserves) does not include any items which are obsolete, damaged, excessive, below standard quality or slow moving (i.e., items that are for discontinued or expected to be discontinued product lines, or items that have not been used or sold within 12 months prior to the date hereof).



                                  ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent represents and warrants to the Company as follows:

                  Section 5.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect individually or in the aggregate, on the financial condition, results of operations, assets, liabilities or properties of Parent and its Subsidiaries taken as a whole or on the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and Parent has delivered to Company a copy of (i) the Articles of Incorporation of Sub and (ii) the By-Laws of Sub, each as in effect as of the date of this Agreement. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation. Schedule

5.17 contains a complete and accurate list of all Subsidiaries of Parent (other than inactive subsidiaries the assets of which are de minimis). The Sub has no subsidiaries.

                  Section 5.2       Capitalization.

                  (a) The authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Parent Preferred Stock"), of Parent. As of July 31, 1997, (i) approximately 24,200,000 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) options to acquire approximately 1,300,000 shares of Parent Common Stock (the "Parent Stock Options") were outstanding under all stock option plans of Parent, and (iv) approximately 2,230,000 shares of Parent Common Stock were reserved for issuance pursuant to the Parent Stock Options and all other employee benefit plans of Parent. All of the outstanding shares of capital stock of Parent are, and the shares of Parent Common Stock issuable in exchange for shares of Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The numbers for outstanding shares, options and shares reserved for issuance in connection with the exercise of options set forth in this Section 5.2 do not reflect the shares and options issued or reserved for issuance in connection with Parent's acquisition of Micro Bio-Medics, Inc., which acquisition was consummated on August 1, 1997.


                  (b) The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which shares, as of the date hereof, were issued and outstanding. All of such outstanding shares are owned by Parent, and are validly issued, fully paid and nonassessable.

                  (c) Except as disclosed in this Section 5.2, (i) there are no outstanding Rights to purchase or otherwise to receive from Parent, Sub or any of Parents other Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which Parent or Sub is a party or is bound with respect to the voting of the capital stock of Parent or Sub.

                  (d) Parent and its subsidiaries do not beneficially own any shares of the Company's Common Stock and, to Parent's knowledge, none of its affiliates beneficially owns any shares of the Companys Common Stock.

                  Section 5.3 Authority Relative to this Agreement. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated on its part hereby have been duly authorized by their respective Boards of Directors, and by Parent as the sole stockholder of Sub, and, except for the approval of Parent's stockholders to be sought at the stockholders' meeting contemplated by
Section 7.4(b), no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

                  Section 5.4 Consents and Approvals No Violations. Neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Amended and Restated Certificate of Incorporation or By-Laws of Parent or the Articles of Incorporation or By-Laws of Sub, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with, or in order to comply with, the applicable provisions of the HSR Act, the Securities Act, the Exchange Act, state securities or "blue sky" laws, the By-Laws of the NASD, and the filing and recordation of a Certificate of Merger as required by the WBCL, (iii) except as set forth on Schedule 5.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any material Contract to which Parent or Sub is a party or by which either of them or any of their properties or assets may be bound or (iv) violate any material law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any of their properties or assets.

                  Section 5.5 Reports and Financial Statements. Parent has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act since January 1, 1995 (collectively, the "Parent SEC Reports"), and has previously made available to the Company true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates, and for the respective periods, presented therein except that in the case of the unaudited consolidated financial statements included in any Form 10-Q, the presentation and disclosures conform with the applicable rules of the Exchange Act, but include all adjustments necessary to conform to GAAP requirements with respect to interim financial statements. Except as set forth in the Parent SEC Reports or on Schedule 5.5, since January 1, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Parent or, any of its consolidated Subsidiaries.

                  Section 5.6 Absence of Certain Changes or Events; Material Contracts. Except as set forth in the Parent SEC Reports or on
Schedule 5.6, since December 28, 1996, (i) Parent has not conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any of the actions set forth in Section 6.2(b) and (ii) there has not been any fact, event, circumstance or change affecting or relating to Parent and its Subsidiaries which has had or is reasonably likely to have a Parent Material Adverse Effect.

                  Section 5.7       Litigation.  Except for litigation
disclosed in the notes to the financial statements included in Parent's Annual Report to Stockholders for the year ended December 28, 1996 or in the Parent SEC Reports filed subsequent thereto, there is no suit, action, proceeding or investigation pending or, to the Actual Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties, the outcome of which is reasonably likely to have a Parent Material Adverse Effect;

nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity outstanding against Parent or any of its Subsidiaries having, or which is reasonably likely to have, a Parent Material Adverse Effect. The term "Actual Knowledge of Parent" shall mean the actual knowledge of any of Stanley M. Bergman, James P. Breslawski, Mark E. Mlotek, Steven Paladino and James W. Stahly.

                  Section 5.8 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or disclosed in the notes thereto) included in the Parent SEC Reports or which were incurred after June 30, 1997 in the ordinary course of business and consistent with past practice, none of Parent and its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or disclosed in the notes thereto) or which may, to the Actual Knowledge of Parent, have a Parent Material Adverse Effect.

                  Section 5.9       No Default.  Neither Parent nor any
idiary of Parent is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter, by-laws or comparable organizational documents, (ii) any material Contracts to which Parent or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any material order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent or any of its Subsidiaries.

                  Section 5.10      Compliance with Applicable Law.  Except
as disclosed in the Parent SEC Reports, (i) Parent and its Subsidiaries hold, and are in compliance with the terms of, all material permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the current or proposed conduct of their respective businesses ("Parent Permits"),
(ii) no fact exists or event has occurred, and no action or proceeding is pending or, to the Actual Knowledge of Parent threatened, that has a reasonable possibility of resulting in a revocation, non-renewal, termination, suspension or other material impairment of any material Parent Permits, (iii) the businesses of Parent and its Subsidiaries are not being conducted in material violation of any Applicable Law, and (iv) to the Actual Knowledge of Parent (x) no investigation or review by any Governmental Entity with respect to Parent or its Subsidiaries is pending or threatened and (y) no Governmental Entity has indicated an intention to conduct the same.

                  Section 5.11 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by or on behalf of Parent or Sub for inclusion in (i) the Registration Statement or (ii) the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective, at the time of the filing of any post-effective amendment thereto, and at the Effective Time, and, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the respective times of the meetings of stockholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or its representatives for inclusion in the Registration Statement or the Proxy Statement or with respect to information concerning the Company or any of its Subsidiaries incorporated by reference in the Registration Statement or the Proxy Statement.

                  Section 5.12 Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or represented by proxy at the stockholders meeting of Parent described in Section 7.4(b) (provided that the shares so present or represented constitute a majority of the outstanding shares of Parent Common Stock) is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Merger and the issuance of shares of Parent Common Stock pursuant thereto. The affirmative vote of Parent, as the sole stockholder of all outstanding shares of Sub Common Stock, is the only vote of the holders of any class or series of Sub capital stock necessary to approve the Merger. The Board of Directors of Parent (at a meeting duly called and held) has by the unanimous vote of the directors present (i) approved this Agreement and the Irrevocable Proxy and Termination Rights Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of Parent Common Stock, (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption and (iv) caused Parent, as the sole stockholder of Sub, to approve and adopt this Agreement and the Irrevocable Proxy and Termination Rights Agreement. The Board of Directors of Sub (by unanimous written consent) has approved this Agreement and the Irrevocable Proxy and Termination Rights Agreement.

                  Section 5.13 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Smith Barney Inc., dated August 1, 1997, substantially to the effect that as of such date, the Exchange Ratio is fair to Parent from a financial point of view, the material terms of which opinion have been disclosed to the Company.

                  Section 5.14 Accounting Matters. None of Parent, any of its Subsidiaries or, to the Actual Knowledge of Parent, any of their respective directors, officers or stockholders, has taken any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases pursuant thereto and the pronouncements of the SEC.

                  Section 5.15 Brokers. Except for Smith Barney Inc., no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub, and Parent has disclosed to the Company the material terms of the agreement pursuant to which Smith Barney Inc. is entitled to its fee.

                  Section 5.16      Acceleration of Parent Stock Options.
Since December 31, 1995, except as set forth on Schedule 5.16, the Parent has not in any manner accelerated or provided for the acceleration of the vesting or exercisability of, or otherwise modified the terms and conditions applicable to, any outstanding option to purchase Parent Common Stock ("Parent Stock Options"), whether set forth in the governing stock option plans of the Parent, a stock option grant, award or other agreement or otherwise. Except as set forth on
Schedule 5.16, none of the awards, grants or other agreements pursuant to which Parent Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" events.

                  Section 5.17      Parent Subsidiaries.  Schedule 5.17
contains a complete and accurate list of all Subsidiaries of the Parent (other than inactive subsidiaries the assets of which are de minimis). Each Subsidiary of Parent listed on Schedule 5.17 that is a corporation is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary of Parent listed on Schedule 5.17 that is a partnership or limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation. Each Subsidiary of Parent listed on Schedule 5.17 has the corporate, partnership or limited liability company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary of Parent is duly qualified as a foreign corporation, foreign partnership or a foreign limited liability company, as the case may be, authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Parent Material Adverse Effect. All of the outstanding shares of capital stock of the Subsidiaries of Parent listed on Schedule 5.17 that are corporations are validly issued, fully paid and nonassessable. Except as set forth in the Parent SEC Reports, all of the outstanding shares of capital stock of, or other membership or ownership interests in, each Subsidiary of Parent are owned by the Parent or a Subsidiary of the Parent, in each case free and clear of any Liens.

                  Section 5.18      Taxes.

                  (a) Parent has heretofore delivered or will make available to the Company true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise, sales and other Tax Returns filed by Parent and its Subsidiaries for each of Parent's 1995, 1994, 1993 and 1992 fiscal years, inclusive. Except as set forth on Schedule 5.18, Parent has duly filed, and each Subsidiary of Parent has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by Parent or any of its Subsidiaries. All such Tax Returns are true, correct and complete, in all material respects, and Parent and its Subsidiaries have duly paid, all Taxes shown on such Tax Returns and has made adequate provision for payment of all accrued but unpaid material Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. Except as set forth on Schedule 5.18, all material deficiencies assessed as a result of any examination of Tax Returns of Parent or any of its Subsidiaries by federal, state, local or foreign tax authorities have been paid or reserved on the financial statements of Parent in accordance with GAAP consistently applied, and true, correct and complete copies of all revenue agent's reports, "30-day letters," or "90-day letters" or similar written statements proposing or asserting any Tax deficiency against Parent or any of its Subsidiaries for any open year have been heretofore delivered to the Company. Parent has heretofore delivered or will make available to the Company true, correct and complete copies of all written tax-sharing agreements and written descriptions of all such unwritten agreement or arrangements to which Parent or any of its Subsidiaries is a party. Except as set forth in Schedule 5.18, no material issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed material deficiency for any other period not so examined. Except as disclosed in
Schedule 5.18 hereof, neither Parent nor any of its Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for any material Taxes. The consolidated federal income tax returns of Parent and its Subsidiaries have been examined by and settled with the Internal Revenue Service (the "Service") for all years through 1989. Except as set forth in Schedule 5.18, (i) neither Parent nor any of Parent's Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code; (ii) no consent has been filed under
Section 341(f) of the Code with respect to any of Parent or the Subsidiaries of Parent; (iii) neither Parent nor any of the Subsidiaries of Parent has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and (iv) neither Parent nor any of the Subsidiaries of Parent has issued or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code. Parent and each Subsidiary of Parent have complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                  Section 5.19 Title to Properties; Encumbrances. Except as described in the following sentence, each of Parent and its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Parent and its Subsidiaries as of March 29, 1997 included in Parent's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since March 29, 1997). None of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), except (i) as specifically set forth in the Parent SEC Reports and (ii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of any of Parent and its Subsidiaries.

                  Section 5.20      Intellectual Property.

                  (a) Except as set forth on Schedule 5.20(a), Parent and its Subsidiaries are the sole and exclusive owners of all material patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, rights in computer software and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing used or held for use in connection with the businesses of Parent or any of its Subsidiaries as currently conducted (collectively, the "Parent Intellectual Property"), free and clear of all Liens except as set forth on Schedule 5.20 and except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Parent Intellectual Property subject thereto and do not impair the operations of any of Parent and its Subsidiaries.

                  (b) All grants, registrations and applications for Parent Intellectual Property that are used in and are material to the conduct of the business of Parent and its Subsidiaries (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no grant, registration or license therefor is the subject of any legal or governmental proceeding before any registration authority in any jurisdiction.

                  (c) Each of Parent and its Subsidiaries owns or has the right to use all of the material Parent Intellectual Property used by it or held for use by it in connection with its business. To the Actual Knowledge of Parent, there are no conflicts with or infringements of any Parent Intellectual Property by any third party. The conduct of the business of Parent and its Subsidiaries does not conflict with or infringe in any way any proprietary right of any third party, which conflict or infringement would have a Parent Material Adverse Effect, and there is no claim, suit, action or proceeding pending or, to the Actual Knowledge of Parent, threatened against Parent or any of its Subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Parent Intellectual Property.

                  Section 5.21      Employee Benefit Plans; ERISA.

                  (a)      Each "employee benefit plan," within the meaning of
Section 3(3) of ERISA, and any other material employee benefit plan, arrangement or agreement, that is maintained, or was maintained at any time during the five
(5) calendar years preceding the date of this Agreement (the "Parent Plans"), by the Parent or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), which together with the Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA or under Section 414(b),
(c), (m) or (o) of the Code is and has been maintained and operated in compliance with its terms and applicable law, including without limitation, ERISA and the Code; each of the Parent Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and has been qualified since its inception.

                  (b) None of the Parent, any Parent ERISA Affiliate, or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation any, "multiemployer plan" (within the meaning of Sections (3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), or any single employer pension plan and no Parent Plan is a multiple employer plan described in Section 413 of the Code. All contributions or other amounts payable by the Parent as of the Effective Time with respect to each Parent Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Parent. There are no pending, threatened or, to the Actual Knowledge of the Parent, anticipated claims, lawsuits, arbitrations or other actions (other than non-material routine claims for benefits) by, on behalf of or against any of the Parent Plans, any trustee or fiduciaries thereof or any trusts related thereto. No Parent Plan currently is under audit or investigation by the Internal Revenue Service, U.S. Department of Labor, or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty. With respect to each Parent Plan that is funded mostly or partially through an insurance policy, neither the Parent nor any Parent ERISA Affiliate has any material liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent material liability arising wholly or partially out of events occurring on or before the Effective Time.

                  (c) Neither the Parent nor any Parent ERISA Affiliate, nor any Parent Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Parent or any Parent ERISA Affiliate, any Parent Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Parent Plan or any such trust that is a "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, other than a prohibited transaction that has been corrected and with respect to which all taxes and penalties have been paid prior to the date hereof. No Parent Plan provides benefits (whether or not insured), with respect to current or former employees of the Parent or any Parent ERISA Affiliate beyond their retirement or other termination of service other than benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, qualified under Section 401(a) of the Code or under Section 4980B of the Code. The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, shareholder, or beneficiary of the Parent (whether current, former, or retired) or their beneficiaries solely by reason of such transactions.

                  Section 5.22 Environmental Laws and Regulations. Except as would not reasonably be likely to have a Parent Material Adverse Effect, or except as set forth on Schedule 5.22:

                  (a) (i) Parent and its Subsidiaries are and have been, in all material respects, in compliance with, and there are no outstanding written allegations or, to the Actual Knowledge of Parent, oral allegations, by any person or entity that Parent or its Subsidiaries has not been in compliance with, all Environmental Laws and (ii) Parent and its Subsidiaries currently hold all material permits, licenses, registrations and other governmental authorizations (including exemptions, waivers, and the like) and financial assurance required under Environmental Laws for Parent and its Subsidiaries to operate their businesses as currently conducted.

                  (b) (i) there is no friable asbestos-containing material in or on any real property currently owned, leased or operated by Parent or its Subsidiaries and (ii) there are and, to the Actual Knowledge of Parent, have been no underground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, injection wells or other land disposal units in or on any property currently owned, leased or operated by Parent or its Subsidiaries.

                  (c)      (i) neither Parent nor its Subsidiaries has received
(x) any written communication from any person stating or alleging that any of them may be a potentially responsible party under any Environmental Law (including, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended) with respect to any actual or alleged environmental contamination or (y) any request for information under any Environmental Law from any Governmental Entity with respect to any actual or alleged material environmental contamination; and (ii) neither of Parent, nor its Subsidiaries nor any Governmental Entity is conducting or has conducted (or, to the Actual Knowledge of the Parent, is threatening to conduct) any environmental remediation or investigation.


                  (d) To the Actual Knowledge of Parent, all real properties formerly owned, used, leased, occupied, managed or operated by Parent or its Subsidiaries complied, in all material respects, with the Environmental Laws during Parent's or its Subsidiaries' tenure thereat and, to the Actual Knowledge of Parent there are no environmental liabilities associated therewith that are reasonably likely to result in a Parent Material Adverse Effect.

                  Section 5.23 Labor Matters. Neither Parent nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other understanding with a labor union or labor organization and, to the Actual Knowledge of Parent, there is no activity involving any employees of Parent or its Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                  Section 5.24      Affiliate Transactions.  Except as set
forth in Schedule 5.24 or as disclosed in Parent SEC Reports, there are no, and since January 1, 1996 there have not been any, material Contracts or other transactions between the Parent or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Parent or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Parent or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                  Section 5.25 Tax Matters. Parent knows of no fact or circumstance which is reasonably likely to cause the Merger to be treated other than as a tax-free reorganization under Section 368(a) of the Code.

                  Section 5.26 Accounts Receivable. All of the accounts and notes receivable of the Parent and its Subsidiaries set forth on the books and records of the Parent net of the applicable reserves reflected on the books and records of the Parent and in the financial statements included in the Parent SEC Reports): (i) represent sales actually made in the ordinary course of business for goods or service delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid claims, and (iii) are good and collectible, at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset and have been or will be collected in the ordinary course of business and consistent with past experience.

                  Section 5.27 Inventory. All inventory of the Parent and its Subsidiaries is (net of the applicable reserves reflected on the books and records of the Parent and in the financial statements included in the Parent SEC Reports) of merchantable quality, free of defects in workmanship or design and is usable and salable at normal profit margins and in accordance with historical sales practices in the ordinary course of the business of the Parent and its Subsidiaries. The inventory (net of such reserves) does not include any items which are obsolete, damaged, excessive, below standard quality or slow moving

(i.e., items that are for discontinued or expected to be discontinued product lines, or items that have not been used or sold within 12 months prior to the date hereof).


                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

                  Section 6.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

                  (a) the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice, and the Company shall use, and cause each of its Subsidiaries to use, its reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

                  (b) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) amend its charter, bylaws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

                  (c) except as provided in Schedule 6.1(c), the Company shall not, nor shall it permit any of its Subsidiaries to, (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or Rights to acquire or which are convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and the issuance of options in connection with the hiring of sales representatives consistent with past practices; (ii) merge or consolidate with another entity;
(iii)
acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary of the Company, in each case in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person, other than to Subsidiaries of the Company; (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) the Company shall not, nor shall it permit its Subsidiaries to, (i) adopt, enter into, terminate or amend (except as may be required by Applicable Law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation in the ordinary course of business consistent with past practice, or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan (including the Company Stock Options);

                  (e) the Company shall not, nor shall it permit its Subsidiaries to, take any action with respect to, or make any material change in, its accounting or tax policies or procedures, except as required by law or to comply with GAAP;

                  (f) the Company shall not (i) take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of the Company as a pooling of interests for accounting purposes; or (ii) take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 6.2 Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing, and except as otherwise expressly contemplated by this Agreement:

                  (a) Parent shall conduct its business and the business of its Subsidiaries in a manner designed, in the good faith judgment of its Board of Directors, to enhance the long-term value of the Parent Common Stock and the business prospects of Parent and Subsidiaries;

                  (b) Parent shall not (i) split, combine or reclassify any shares of its outstanding capital stock; or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;


                  (c) Parent shall not authorize for issuance, issue or sell or agree to issue or sell any shares of, or Rights to acquire or which are convertible into any shares of, its capital stock, except for (i) the issuance of shares of Parent Common Stock (x) upon the exercise of stock options or other Rights outstanding on the date of this Agreement, or (y) upon the exercise of Rights described in the immediately following clause (ii) or (z) upon the conversion of the Parent Preferred Stock in accordance with its present terms,
(ii) the issuance of Rights or shares of Parent Common Stock pursuant to existing employee benefit plans or arrangements in a manner consistent with past practice, and (iii) the issuance of shares of Parent Common Stock or Rights in connection with arm's length transactions with non-affiliates;

                  (d) neither Parent nor Sub shall (i) take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of the Company as a pooling of interests for accounting purposes; or (ii) take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 6.3 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. It is understood that Sub was formed by Parent solely for the purpose of effecting the Merger, and that Sub will have no material assets and no material liabilities prior to the Merger.


                                 ARTICLE VII

                            ADDITIONAL AGREEMENTS

                  Section 7.1       Access and Information.  Each of the
Company and Parent shall (and shall cause its Subsidiaries and its and those of their respective officers, directors and employees whose names appear on
Schedule 7.1, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information so acquired in accordance with the terms of the confidentiality agreement, dated July 1, 1997, between Parent and the Company (the "Confidentiality Agreement").

                  Section 7.2       No Solicitation.

                  (a) Prior to the Effective Time, the Company agrees that neither it, any of its Subsidiaries or its affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing will, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any material Subsidiary of the Company or the acquisition of any securities of the Company or all or any material assets (including stock of a subsidiary) of the Company and the Subsidiaries of the Company taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise engage in discussions with any person (other than Parent and its representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that the Company may, in response to an unsolicited written proposal from a third party with respect to an Acquisition Transaction, furnish information to and engage in discussions with such third party, in each case only if the Board of Directors of the Company determines in good faith by a majority vote, after consultation with its financial advisors and based upon the advice of outside counsel to the Company, that failing to take such action would result in a breach of the fiduciary duties of the Board of Directors and, prior to taking such action, the Company (i) provides reasonable notice to Parent to the effect that it is taking such action and (ii) receives from such corporation, partnership, person or other entity or group (and delivers to Parent) an executed confidentiality agreement in reasonably customary form. The Company agrees that as of the date hereof, it, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to immediately advise Parent in writing of any inquiries or proposals (or desire to make a proposal) received by any such information requested from, or any such negotiations or discussions sought to be initiated or continued with, any of it, its Subsidiaries or affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than Parent and its representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party, and to update on an ongoing basis or upon Parent's request, the status thereof, as well as any actions taken or other developments pursuant to this Section 7.2(a). Notwithstanding anything in the foregoing provisions of this Section 7.2(a) to the contrary: (i) the Company shall not disclose any information received by it or any of its directors, officers, employees, agents or representatives pursuant to the Confidentiality Agreement or any other confidentiality or other similar agreement between the Company and Parent to any person in violation of such agreement and (ii) the Company shall not be obligated to disclose to Parent any confidential information provided to the Company by any third party in violation of any law or any confidentiality agreement between the Company and such third party provided for in this Section 7.2.


                  (b) Except as set forth in this Section 7.2(b), the Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Parent or the Sub, the approval or recommendation by the Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Transaction or (iii) cause the Company to enter into any agreement with respect to any Acquisition Transaction. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of the Company determines in its good faith reasonable judgment, by a majority vote, after consultation with its financial advisors, that the Acquisition Transaction is more favorable to the stockholders of the Company than the Merger and, based upon the advice of outside counsel to the Company, that such action is required by the fiduciary duties of the Board of Directors, the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend such Acquisition Transaction or (subject to Section 9.2(b)) cause the Company to enter into an agreement with respect to such Acquisition Transaction, but only if the Company gives Parent at least five business days prior written notice thereof, during which time Parent may make, and, in such event, the Company shall in good faith consider, a counter proposal to such Acquisition Transaction.

                  Section 7.3 Registration Statement. As promptly as practicable, Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement and Parent in consultation with the Company shall prepare and file with the SEC the Registration
Statement. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement in the Merger. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of shares of Parent Common Stock. If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, any Subsidiary of the Company, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof. Neither Parent nor Company shall distribute any written material that would constitute a "prospectus" relating to the Merger other than in compliance with the Securities Act or any applicable state's securities laws.

                  Section 7.4       Proxy Statements; Stockholder Approvals.

                  (a) The Company, acting through its Board of Directors, l, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law as advised by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval.

                  (b) Parent, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Parent Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of Parent under applicable law as advised by outside counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Parent and include in the Proxy Statement such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approval.

                  (c) Parent and the Company, as promptly as practicable (or with such other timing as they mutually agree), shall cause the definitive Proxy Statement to be mailed to their stockholders.

                  (d) At or prior to the Closing, each of Parent and the Company shall deliver to the other a certificate of its Secretary setting forth the voting results from its stockholder meeting.

                  Section 7.5       Compliance with the Securities Act.

                  (a) At least 45 days prior to the Effective Time, each of Parent and the Company shall cause to be delivered to the other a list identifying all persons who were, in its reasonable judgment, at the record date for its stockholders' meeting convened in accordance with Section 7.4 hereof, "affiliates" of such party as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

                  (b) Each of Parent and the Company shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in, Section 7.5(a) above to deliver to Parent (with a copy to the Company), at least 30 days prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit B-1, in the case of Affiliates of Parent, and in the form attached hereto as Exhibit B-2, in the case of Affiliates of the Company (the "Affiliate Agreement").

                  (c) If any Affiliate of the Company refuses to provide an Affiliate Agreement, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement may be sold, transferred or otherwise conveyed only
(i) pursuant to an effective registration statement under the Securities Act,
(ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

                  Section 7.6 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby and the Company shall use its reasonable best efforts to cause any affiliate of the Company who is required to make a filing or submission under the HSR Act in connection with this Agreement and the transactions contemplated hereby to do so promptly. Subject to the Confidentiality Agreement, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action.

                  Section 7.7 Irrevocable Proxy and Termination Rights Agreement. Concurrently herewith, and as an essential inducement for Parent's entering into this Agreement, Parent and Sub are entering into the Irrevocable Proxy and Termination Rights Agreement with certain holders of the Company Common Stock with respect to all such shares of Company Common Stock held by such holders.

                  Section 7.8 Company Stock Options. To the extent permitted by the respective terms of the Company Stock Options and the plans under which they were issued, at the Effective Time, each of the Company Stock

Options (and, solely with respect to such options, the applicable option plans pursuant to which such options were issued) which is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted automatically into an option to purchase shares of Parent Common Stock (a "New Option") in an amount and at an exercise price determined as provided below:

                  (a) The number of shares of Parent Common Stock to be subject to the New Option shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                  (b) The exercise price per share of Parent Common Stock under the New Option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be modified to the extent required to comply with Section 424(a) of the Code and the applicable Treasury regulations. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to Parent. Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement and shall take any action required to be taken under state securities "blue sky" laws for purposes of registering all shares of Parent Common Stock issuable after the Effective Time upon exercise of the New Options, and shall use all reasonable efforts to have such registration statement or post-effective amendment (or a successor or replacement registration statement) become effective with respect thereto as promptly as practicable after the Effective Time.

                  Section 7.9 Public Announcements. Each of Parent, Sub, and the Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby (or thereby) without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with any national securities exchange and (ii)the party making such disclosure has first used its reasonable best efforts to consult with (but not obtain the consent of) the other party about the form and substance of such disclosure.

                  Section 7.10 Expenses. Except as otherwise set forth in Section 9.2(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (and thereby) shall be paid by the party incurring such expenses, except that (i) the expenses incurred in connection with printing the Registration Statement and the Proxy Statement and
(ii) the filing fee with the SEC relating to the Registration Statement or the Proxy Statement will be shared equally by Parent and the Company and the filing fee in connection with filings under the HSR Act by Parent or the Company (but not any Affiliate of the Company) shall be the expense solely of Parent .

                  Section 7.11 Listing Application. Parent will use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger (as well as the shares of Parent Common Stock issuable after the Effective Time upon exercise of the New Options) to be listed for quotation and trading on the NASDAQ National Market.

                  Section 7.12 Supplemental Disclosure. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.12 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in
Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

                  Section 7.13      Letters of Accountants.

                  (a) Parent shall use all reasonable efforts to cause to be delivered to the Company (i) a letter of BDO Seidman LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time, and (ii) the letter referred to in 8.2(d).

                  (b) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.


                  Section 7.14 Directors of Parent. Parent agrees that, promptly after the Effective Time, Parent shall take such action as may be necessary to cause either Robert J. Sullivan or Timothy J. Sullivan (or if both Robert J. Sullivan and Timothy J. Sullivan are unwilling or unable to serve, then Timothy J. Sullivan's designee, which designee shall be reasonably acceptable to Parent), to be nominated for election to Parent's Board of Directors, and to use its reasonable best efforts to cause such individual to be elected to Parent's Board of Directors.

                  Section 7.15      Indemnification.

                  (a) Parent agrees that all rights to indemnification existing as of the date of this Agreement in favor of the employees, agents, directors or officers ("Indemnified Persons") of the Company, as provided in the Companys articles of incorporation, as amended, and bylaws, as amended
("Organic Documents") of the Company or in any written agreement between the Company and an Indemnified Person ("Indemnification Agreements") listed on
Schedule 7.15 (true and complete copies of which have been delivered to Parent), shall survive the Effective Date and shall continue in full force and effect as obligations of the Parent for a period not less than six years from the Effective Date. Parent shall cause Surviving Corporation on the Effective Date not to cause or permit the amendment of such provisions of the Organic Documents for a period of not less than six years from the Effective Date.

                  (b) Parent shall use its reasonable best efforts to maintain in effect (for at least six years from the Effective Time in the case of claims made policies) directors' and officers' liability insurance policies providing coverage in an aggregate amount of at least $4,000,000 and with a carrier(s) having a Best's rating of at least "A" covering directors and officers of the Company serving as of or after December 1, 1990 with respect to claims arising from occurrences prior to or at the Effective Time (including the transactions contemplated by or related to this Agreement).

                  Section 7.16 Solicitation of Employees and Representatives. Each of Parent and the Company agrees that, subject to the last sentence of this Section 7.16, (i) for a period beginning on the Termination Date, if any, and ending on the 6 month anniversary of such date, it will not hire any individual who at any time during the three month period preceding the date of this Agreement was, or who at any time on or after the date of this Agreement is, an employee or independent sales representative of the other party and (ii) for a period beginning on the Termination Date, if any, and ending on the 12-month anniversary of such date, it will not directly or indirectly solicit any such individual of the other party. Notwithstanding the foregoing, each party may place advertisements in publications of general circulation to recruit personnel, provided such publications containing such advertisements are distributed solely through the customary and public distribution channels of the publication. The covenants provided for in this

Section 7.16 shall not apply to any party from and after the time that such party becomes entitled to receive a fee pursuant to Section 9.2(b), (c) or (d).


                                 ARTICLE VIII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

                  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) HSR Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the U.S. Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

                  (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by (i) the requisite vote (as described in Section 4.18) of the stockholders of the Company and (ii) by the requisite vote (as described in Section 5.12) of the stockholders of Parent, in each case, in accordance with applicable law.

                  (c) NASDAQ Listing. The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement in the Merger shall have been authorized for listing on the NASDAQ National Market, upon official notice of issuance.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

                  (e) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  (f) Approvals. Other than the filing of Merger documents in accordance with the WBCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain, make or occur would individually or in the aggregate have a material adverse effect at or after the Effective Time on (i) Parent and its Subsidiaries or (ii) the Surviving Corporation and its Subsidiaries shall have been obtained, been filed or have occurred. Parent shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Parent Common Stock pursuant to this Agreement in the Merger.

                  (g) Litigation. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which enjoins, restrains or prohibits the transactions contemplated hereby, including the consummation of the Merger or has the effect of making the Merger illegal and which is in effect at the Effective Time (each party agreeing to use its best efforts to have any such injunction or order lifted).

                  (h) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the Merger illegal.

                  (i) Market Events. There shall not have occurred and be continuing any general suspension or limitation of trading in Parent Common Stock (exclusive, however, of any temporary suspension pending an ensuing public announcement) or in securities generally on the NASDAQ National Market.

                  Section 8.2 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, except, in each case, to the extent that the aggregate effect of all such breaches or misrepresentations does not and would not reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. Each of the Company and its Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (c) Affiliate Agreements. Parent shall have received the Affiliate Agreements from each of the Affiliates of the Company, as contemplated in Section 7.5.


                  (d) "Pooling Letter". Parent shall have received from BDO Seidman LLP a letter, dated the Closing Date and addressed to Parent, to the effect that, subject to customary qualifications, the Merger qualifies for pooling of interests treatment for financial reporting purposes in accordance with GAAP, and Parent shall have received from the Company, with the consent of Deloitte & Touche LLP, a copy of a letter, dated the Closing Date, of Deloitte & Touche LLP addressed to the Company to the effect that, subject to customary qualifications, the Merger qualifies for pooling of interests for financial reporting purposes in accordance with GAAP.

                  (e) Tax Opinion of Counsel. Parent shall have received an opinion of Proskauer Rose LLP, tax counsel to Parent, in form and substance reasonably satisfactory to Parent, dated as of the Effective Time, substantially to the effect that no gain or loss will be recognized by the Company, Parent or Sub as a result of the Merger.

                  (f) Letters of Resignation. Parent and Sub shall have received letters of resignation addressed to the Company from the members of the Company's board of directors, which resignations shall be effective as of the Effective Time.

                  (g) Legal Opinion. Parent shall have received an opinion, dated the Closing Date, of Wolfe, Wolfe & Ryd, counsel to the Company, substantially to the effect set forth in Exhibit C hereto, subject to assumptions, qualifications and limitations reasonably satisfactory to Parent. In such opinion Wolfe, Wolfe & Ryd may rely on an opinion of local counsel as to matters of Wisconsin law, provided that such local counsel and its opinion are reasonably satisfactory to Parent and a copy of such counsel's opinion is attached to Wolfe, Wolfe & Ryd's opinion.

                  Section 8.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, except, in each case, to the extent that the aggregate effect of all such breaches or misrepresentations does not and would not reasonably be expected to have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective

Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

                  (c) Legal Opinion. The Company shall have received the opinion, dated as of the Effective Time, of Proskauer Rose LLP, counsel to Parent, substantially to the effect set forth in Exhibit D hereto, subject to assumptions, qualifications and limitations reasonably satisfactory to the Company. In such opinion Proskauer Rose LLP may rely on an opinion of local counsel as to matters of Wisconsin law, provided that such local counsel and its opinion are reasonably satisfactory to the Company and a copy of such counsel's opinion is attached to Proskauer Rose LLP's opinion.


                                  ARTICLE IX

                                 TERMINATION

                  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Parent or the Company:

                  (a)      by mutual consent of Parent and the Company;

                  (b) by either Parent or the Company, if (i) the Merger shall not have been consummated before January 31, 1998 or (ii) the approval of the stockholders of each of Parent and the Company required by Sections 5.12 and 4.18, respectively, shall not have been obtained at a meeting duly convened therefor or any adjournment thereof (unless, in the case of any such termination pursuant to this Section 9.1(b), the failure to so consummate the Merger by such date or to obtain such stockholder approval shall have been caused by the action or failure to act of the party (or its Subsidiaries) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement); provided, however, that this Agreement may be extended not more than 90 days by Parent or the Company by written notice to the other party if the Merger shall not have been consummated solely as a result of the failure of any of the conditions set forth in Section 8.1(a) or Section 8.1(f) to be satisfied, but only if no permanent injunction or other order described in
Section 9.1(c) shall have been issued and the failure of such conditions to be satisfied shall not have been caused by the action or failure to act of the party seeking to extend this Agreement, which action or failure to act constitutes a breach of this Agreement;

                  (c) by either Parent or the Company, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have used all reasonable efforts to remove such injunction or overturn such action;

                  (d) by Parent, if (i) there has been a breach of any representations or warranties of the Company set forth herein the effect of which individually or together with all other such breaches, is a Company Material Adverse Effect, (ii) there has been a material breach of any covenant or agreement set forth in this Agreement on the part of the Company, which breach is not cured within 30 days after written notice of such breach is given by Parent to the Company, (iii) the Board of Directors of the Company (x) withdraws or amends or modifies in a manner adverse to Parent or Sub its recommendation or approval in respect of this Agreement or the Merger, (y) makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Transaction, or (z) takes any action that would be prohibited by Section 7.2, (iv) any corporation, partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange
Act) ("Acquiring Person") other than Parent, or any affiliate or Subsidiary of Parent, shall have become the beneficial owner of more than 20% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis); provided, however that "Acquiring Person" shall not include any corporation, partnership, person, other entity or group which beneficially owns as of the date hereof (either on a primary or a fully diluted basis) more than 20% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis) and which has not after the date hereof increased such ownership percentage by more than an additional 1% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis), or (v) any other Acquisition Transaction shall have occurred with any Acquiring Person other than Parent, or any affiliate or Subsidiary of Parent;

                  (e) by the Company, if (i) there has been a breach of any representations or warranties of Parent set forth herein the effect of which individually or together with all other such breaches is a Parent Material Adverse Effect, (ii) there has been a material breach of any covenant or agreement set forth in this Agreement on the part of Parent, which breach is not cured within 30 days after written notice of such breach is given by the Company to Parent or (iii) such termination is necessary to allow the Company to enter into an Acquisition Transaction in accordance with the last sentence of Section 7.2(b) (provided that the termination described in this clause (iii) shall not be effective unless and until the Company shall have paid to Parent in full the fee described in Section 9.2(b);

                  (f) by Parent, if the meeting of stockholders of the Company to vote upon this Agreement is canceled or is otherwise not held prior to January 31, 1998 (or such later date to which the date for termination of this Agreement pursuant to Section 9.1(b) has been extended in accordance with the terms thereof) except as a result of a judgment, injunction, order or decree of any competent authority or events or circumstances beyond the reasonable control of the Company;

                  (g) by the Company, if the meeting of stockholders of the Parent to vote upon this Agreement is canceled or is otherwise not held prior to January 31, 1998 (or such later date to which the date for termination of this Agreement pursuant to Section 9.2(b) has been extended in accordance with the terms thereof) except as a result of a judgment, injunction, order or decree of any competent authority or events or circumstances beyond the reasonable control of the Parent; and

                  (h) by the Company, if the average of the closing sale prices of a share of Parent Common Stock during the twenty (20) trading days preceding the third business day prior to the date of the mailing of the Proxy Statement is less than $25.00 per share.

                  Section 9.2       Effect of Termination.

                  (a) In the event of termination of this Agreement pursuant to this Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 9.2, Section 7.1 (solely with respect to confidentiality), Section 7.10 and Section 7.16, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

                  (b) If (x) Parent shall have terminated this Agreement pursuant to Sections 9.1(d)(iii), 9.1(d)(iv) or 9.1(d)(v) or (y) either (1) the Company shall have terminated this Agreement pursuant to Section 9.1(b) or (2) Parent shall have terminated this Agreement pursuant to Section 9.1(d)(i), 9.1(d)(ii) or 9.1(f) and, prior to or within six (6) months after any termination described in this clause (y), the Company (or any of its Subsidiaries) shall have directly or indirectly entered into a definitive agreement for, or shall have consummated, an Acquisition Transaction, or (z) the Company shall have terminated this Agreement pursuant to Section 9.1(e)(iii), then, in any of such cases, the Company shall pay Parent a termination fee of twelve million dollars ($12,000,000); provided, however, that any liquidated damage amounts previously paid by the Company to Parent pursuant to Section 9.2(c) shall be credited against the termination fee payable under this Section
9.2(b).   Any fees payable under this Section 9.2(b) shall be paid in same day funds no later than: (i) five business days after a termination described in clause (x) of this Section 9.2(b); (ii) concurrently with or prior to the entering into of the definitive agreement for, or the consummation of, such Acquisition Transaction, in the case of a termination described in clause (y) of this Section 9.2(b); or (iii) concurrently with or prior to a termination described in clause (z) of this Section 9.2(b). For the sake of clarity, the parties hereto expressly acknowledge that Parent shall not be entitled to a fee pursuant to this Section 9.2(b) if, prior to the time that Parent would otherwise be entitled to such fee, the Company shall have properly terminated this agreement pursuant to Sections 9.1(e)(i), 9.1(e)(ii) or 9.1(g).

                  (c) If Parent shall have terminated this Agreement pursuant to Sections 9.1(d)(i), 9.1(d)(ii) or 9.1(f), then, in any of such cases, the Company shall pay to Parent, as liquidated damages and not as a penalty, seven million dollars ($7,000,000). Such liquidated damage amount shall be payable no later than five business days after such termination.

                  (d) If the Company shall have terminated this Agreement pursuant to Sections 9.1(e)(i), 9.1(e)(ii) or 9.1(g), then, in either such case, Parent shall pay to the Company as liquidated damages and not as a penalty, seven million dollars ($7,000,000). Such liquidated damage amount shall be payable no later than five business days after such termination.

                                  ARTICLE X

                              GENERAL PROVISIONS

                  Section 10.1 Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Sub and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of Parent or the Company, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders.

                  Section 10.2 Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may
(i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and
(iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

                  Section 10.3 Survivability; Investigations. The respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

                  Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof. Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                  (a)      If to Parent or Sub, to:

                           Henry Schein, Inc.
                           135 Duryea Road

                           Melville, New York  11747

                           Attention:  Mark E. Mlotek
                           with a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036

                           Attention:  Robert A. Cantone, Esq.

                  (b)      if to the Company, to:

                           Sullivan Dental Products, Inc.
                           10920 West Lincoln Avenue
                           West Allis, Wisconsin  53227
                           Attention:  Timothy J. Sullivan

                           with a copy to:

                           Wolfe, Wolfe & Ryd
                           20 N. Wacker Drive, Suite 3550
                           Chicago, IL  60606

                           Attention:  Kerry B. Wolfe, Esq.

If Parent, on the one hand, or the Company, on the other, has or gains knowledge prior to the Effective Date of any breach of any representation, warranty or covenant of the other set forth in this Agreement, Parent or the Company, as the case may be, shall promptly notify the other of such breach, but any failure to give such notice shall not affect such party's rights or remedies hereunder in respect thereof.

                  Section 10.5 Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

                  Section 10.6 Entire Agreement; Assignment. This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Irrevocable Proxy and Termination Rights Agreement and the Confidentiality Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

                  Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law, except to the extent relating to matters governed by the General Corporation Law of the State of Delaware or the WBCL.

                  Section 10.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                  Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.


                  IN WITNESS WHEREFORE, each of Parent, Sub and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                            HENRY SCHEIN, INC.


                                            By:/S/ MARK E. MLOTEK
                                               -------------------------------
                                               Name:  Mark E. Mlotek
                                               Title:  Vice President


                                            HSI ACQUISITION CORP.


                                            By:/S/ MARK E. MLOTEK

                                               --------------------------------
                                               Name:  Mark E. Mlotek
                                               Title:  Vice President


                                            SULLIVAN DENTAL PRODUCTS, INC.


                                             By:/S/ TIMOTHY J. SULLIVAN
                                                -------------------------------